UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

363 North Sam Houston Parkway East, Suite 630, Houston, Texas 77060

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements.  This report includes statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations with respect to the proceeds of the private placement described below.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as “plan,” “intend,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” etc.).  Although forward-looking statements in this report reflect the good faith judgment of management,  forward-looking  statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements, including without limitation the availability of appropriate financing on commercially acceptable terms, the receipt of applicable government permits and the favorable result of various property inspections.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchase Agreement

On September 27, 2007, Nova Biosource Fuels, Inc. (the “Company”) agreed to issue and sell, in a private placement solely to qualified institutional buyers, 10% convertible senior secured notes due 2012 in the aggregate principal amount of $55.0 million (the “Notes”) pursuant to securities purchase agreements (the “Securities Purchase Agreements”) between the Company and the purchasers named therein.  The transaction is expected to close on or about September 28, 2007, subject to the satisfaction of specified closing conditions.  The purchase price for the Notes was $1,000 per $1,000 of principal amount of Notes purchased.

The Company intends to use the net proceeds from the offering of the Notes to complete the acquisition of the 10 million gallon per year biodiesel refinery in Clinton County, Iowa for an aggregate purchase price of approximately $8.2 million plus repayment of approximately $3.4 million of indebtedness.  The Company intends to use approximately $3.0 million of the net proceeds to make capital expenditures to modify the Clinton County refinery to incorporate its patented, proprietary biodiesel production process to enable the refinery to process low cost, high free fatty acid feedstocks, such as animal fats, oils and greases or corn oil extracted from dried distiller’s grains produced by ethanol plants.  Approximately $11.0 million of the net proceeds will be used to procure a letter of credit from which the first four semi-annual interest payments would be made on the Notes.  The Company intends to use the remaining net proceeds for other general corporate purposes, including to fund a portion of the remaining construction costs of a 60 million gallon per year biodiesel refinery in Seneca, Illinois.

Indenture

The Notes will be issued under an indenture between the Company, the Guarantors set forth therein, Nova Holding Seneca LLC, a wholly-owned subsidiary of the Company, and The Bank of New York Trust Company, N.A., a national banking association, as trustee and collateral agent (the “Indenture”).

The Notes will pay interest semi-annually in cash or, after two years if elected by the Company and certain conditions are satisfied, by capitalizing the interest at a 12% annual rate.  The Notes will be fully and unconditionally guaranteed by the Company’s wholly-owned subsidiaries: Nova Holding Clinton County, LLC and Nova Biofuels Clinton County, LLC, the holding and project subsidiaries for the Clinton County biodiesel refinery.  The Notes and the guarantees will be secured, to the extent permitted by law, by a first priority security interest in the Clinton County biodiesel refinery and its assets, by a pledge of the equity interests of the holding and project subsidiaries for the Clinton County biodiesel refinery and by a pledge of the equity interests in the holding company subsidiary for the Seneca biodiesel refinery.

Holders may convert their Notes into shares of common stock at an initial conversion price of $3.66 per share, subject to adjustment under certain circumstances, which would result in the issuance of approximately 15.0 million shares of common stock if all of the Notes were converted.  If holders elect to convert the Notes prior to the second anniversary of issuance, such holders will also receive a make-whole payment equal to the remaining scheduled interest payments due on or before the September 30, 2009.  If after the second anniversary the closing sale price of the Company’s common stock exceeds $6.00 per share for twenty days in any thirty consecutive day period, and other specified conditions are satisfied, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount, plus accrued but unpaid interest and late charges to but excluding the redemption date plus a make-whole payment equal to the remaining scheduled interest payments due on or before September 30, 2010.  In addition, after September 30, 2010, but before September 30, 2011, if specified conditions are satisfied, the Company may redeem the Notes at a redemption price equal to 105% of the principal amount plus accrued but unpaid interest and late charges to but excluding the redemption date.  After September 30, 2011, if specified conditions are satisfied, the Company may redeem the Notes at a redemption price equal to 102.5% of the principal amount plus accrued but unpaid interest and late charges to but excluding the redemption date.  Holders may require the Company to repurchase all or a portion of the Notes on September 30, 2010 at a repurchase price equal to 100% of the principal amount plus accrued but unpaid interest and late charges to but excluding the repurchase date.  If a change of control occurs, the Company is required to make an offer to repurchase all or a portion of the Notes at a repurchase price equal to 102% of the principal amount plus accrued but unpaid interest to but excluding the repurchase date.  Additionally, the terms of the Notes restrict the ability of the Company and the guarantor subsidiaries to pay dividends, repurchase equity securities, make certain investments or engage in other businesses, incur debt or liens, issue preferred stock or merge or sell substantially all of their assets.

Registration Rights Agreement

In connection with the Securities Purchase Agreements, the Company also entered into a registration rights agreement with each purchaser whereby it agreed to file a registration statement within 30 days of the closing date under the Securities Purchase Agreements covering the resale of the convertible notes and shares of common stock, if any, acquired by the purchasers upon the conversion of the Notes.  The Company also agreed to use its best efforts to cause such registration statement declared effective within 120 days of the closing date.  If the convertible notes and underlying shares of common stock are not registered for resale within that time period, the Company will pay additional interest at a rate per annum of 0.50% for the first 90 day period following the deadline and, thereafter, at a rate per annum of 1.0% until the registration statement is declared effective.

Copies of the Securities Purchase Agreement, Registration Rights Agreement and the Indenture (including the form of notes and guarantees) are filed herewith and incorporated by reference herein.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the transactions documents filed herewith.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures regarding the sale of the Notes and the shares of common stock, if any, acquired by the purchasers upon the conversion of the Notes pursuant to the Securities Purchase Agreement and the Indenture reported in Item 1.01 of this report are incorporated by reference into this Item 3.02.  Such securities were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

ITEM 5.02.  DEPARTURE, ELECTION, OR APPOINTMENT OF DIRECTORS OR OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS.

On September 24, 2007, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Nova Biosource Fuels, Inc. appointed John W. Sinders, Jr. to serve as an independent director.  Mr. Sinders was also nominated for election to the Board of Directors at the annual meeting to be held on October 30, 2007.  It is anticipated that Mr. Sinders will serve on the Nominating and Corporate Governance Committee.

ITEM 7.01 REGULATION FD DISCLOSURE

Clinton County Plant Acquisition

As discussed in Item 1.01, the Company intends to use the net proceeds of the offering to purchase a ten million gallon per year biodiesel refinery in Clinton County, Iowa and make capital improvements intended to incorporate the Company’s patented proprietary biodiesel production technology to enable the refinery to use lower cost feed stocks.  The Clinton County biodiesel refinery acquisition entails certain risks, including, but not limited to, the risk factors set forth below.

There can be no assurance that the Company will successfully integrate the operations of the Clinton County biodiesel refinery.

In evaluating the terms of the acquisition of the Clinton County biodiesel refinery, the Company made certain assumptions concerning future operations. A principal assumption was that the acquisition will produce operating results better than those historically experienced or presently expected to be experienced in the future by us in the absence of the acquisition. There can be no assurance, however, that this assumption is correct or that the businesses of Clinton County biodiesel refinery will be successfully integrated in a timely or cost-effective manner.

Biodiesel is marketed primarily as an additive or alternative to petroleum-based diesel fuel, and as a result biodiesel prices are primarily influenced by the supply and demand for petroleum-based diesel fuel, rather than biodiesel production costs.  This lack of correlation between production costs and product prices means that the Company is generally unable to pass increased feedstock costs on to customers.  Any decrease in the spread between biodiesel prices and feedstock prices, whether as a result of an increase in feedstock prices or a reduction in biodiesel prices, would adversely affect the Company’s financial performance and cash flow.

The gross margins for the Clinton County biodiesel refinery are and will be principally dependent on the spread between feedstock prices and biodiesel prices.  If the cost of feedstock increases and the cost of biodiesel does not similarly increase or if the cost of biodiesel decreases and the cost of feedstock does not similarly decrease, the Company’s margins will decrease, the Company’s results of operations and its ability to service the Notes will be harmed.  The gross margins of the Clinton County biodiesel refinery depend principally on the spread between feedstock and biodiesel prices.  Until the Company is able to make capital improvements to the Clinton County biodiesel refinery to add the Company’s pretreatment process, the Clinton County biodiesel refinery will be limited to soybean oil and other low free fatty acid feedstocks.  The spread between biodiesel prices and soybean oil prices has narrowed significantly in recent periods.  Soybean oil, which has been the principal feedstock of the Clinton County biodiesel refinery does not have a direct price relationships to the price of biodiesel.  The price of soybean oil is influenced by general economic, market and regulatory factors.  Any conditions that negatively impact the supply of soybean oil, such as decreased soybean acres planted by farmers, severe weather or crop disease, or factors that increase demand for soybean oil, such as increasing biodiesel production or changes in governmental policies or subsidies, will tend to increase prices.  Farmer planting decisions are a key driver of the price of crop-based feedstocks.  In the past two decades, soybean acreage in the U.S. has ranged from approximately 58 million acres to approximately 75 million acres.  Over the past 10 years, the number of soybean acres has steadily increased; however, according to a report issued by the U.S. Department of Agriculture on June 29, 2007, soybean producers planted 64.1 million acres in 2007, a decrease of approximately 15% from 2006.  This is the smallest number of soybean acres planted since 1995, as many farmers are devoting more acres to corn as expansion of the ethanol industry is increasing the demand for corn.  Growers in Illinois and Iowa showed the largest decrease in soybean acreage from 2006, down 1.75 million acres and 1.35 million acres, respectively.  Planting decisions for 2008 and beyond are likely to be based on relative government supports and anticipated crop prices.  As a result of the general decrease in planted acres of soybeans and other oilseed crops, the price for these feedstocks, and the costs of producing biodiesel, may increase.

There can be no assurance that the Company will achieve anticipated cost savings from the acquisition of the Clinton County biodiesel refinery.

The Company is making the Clinton County biodiesel refinery acquisition with the expectation that it will result in beneficial synergies, such as cost savings and enhanced growth. Any success in realizing these benefits and the timing of this realization, if any, depend upon the successful integration of the operations of the Clinton County biodiesel refinery, and upon general and industry-specific economic factors. The integration is a complex, costly and time-consuming process. The difficulties of integrating the operations of the Clinton County biodiesel refinery include, among others:

•                  transitioning and preserving, contractor, supplier and other important third party relationships;

•                  integrating corporate and administrative infrastructures;

•                  minimizing the diversion of management’s attention from ongoing business concerns; and

•                  retaining key employees.

Even if the Company is able to integrate the operations of the Clinton County biodiesel refinery and economic conditions remain stable, there can be no assurance that the anticipated synergies will be achieved.

Assumption of unknown liabilities in the acquisition of the Clinton County Plant may harm the Company’s financial condition and operating results.

Acquisitions may be structured in such a manner that would result in the assumption of unknown liabilities not disclosed by the seller or uncovered during pre-acquisition due diligence. For example, the Company’s acquisition of the Clinton County biodiesel refinery is structured as an asset purchase in which the Company effectively assumed all of the liabilities of the plant from and after the closing date, including liabilities that may be unknown. Such unknown obligations and liabilities could harm the Company’s financial condition and operating results.

Financial Statements

Attached hereto as Exhibit 99.1 are selected unaudited pro forma financial data of Clinton County Bio Energy, L.L.C. and Nova Biosource Fuels, Inc. as of and for the year ended June 30, 2007.  Attached hereto as Exhibit 99.2 are the audited historical financial statements of Clinton County Bio Energy, L.L.C. as of and for the year ended June 30, 2007.

Share Lending Agreement

In connection with the offering of the Notes, Kenneth T. Hern, Chairman and CEO of the Company, and J.D. McGraw, President of the Company, agreed to enter into a share lending agreement with Jefferies & Company, Inc., under which these leaders may loan to Jefferies in the aggregate up to eight million shares of the Company’s common stock during a period of five years, beginning on the date of the share lending agreement and ending on the maturity date of the Notes.  Jefferies has advised the Company that it will use the borrowed shares for lending to investors in the Company’s Notes to facilitate transactions by which such Note holders may hedge their investments on the convertible notes.  The Company’s board of directors has determined that the entry into the share lending agreement is in the best interests of the Company’s stockholders as it is a means to facilitate the offer and sale of the convertible notes on terms more favorable to the Company than it could have otherwise obtained.

Miscellaneous

Attached hereto as Exhibit 99.3 is a presentation that was previously delivered on a confidential basis by officers of Nova Biosource Fuels, Inc.

Attached hereto as Exhibit 99.4 and 99.5 are news releases issued by Nova Biosource Fuels, Inc.

The information contained in Item 7.01 of this report and in Exhibits 99.1, Exhibit 99.2 and Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

10.1	Securities Purchase Agreement between Nova Biosource Fuels, Inc. and the purchasers named therein.

10.2	Registration Rights Agreement between Nova Biosource Fuels, Inc. and the purchasers named therein.

10.3

Indenture among the Company, the Guarantors set forth therein, Nova Holding Seneca LLC, a wholly-owned subsidiary of the Company, and The Bank of New York Trust Company, N.A., a national banking association, as trustee (including the note and guarantee attached thereto).

99.1	Selected Unaudited Pro Forma Combined Financial Data of Clinton County Bio Energy, L.L.C. and Nova Biosource Fuels, Inc. as of and for the year ended July 31, 2007.

99.2	Audited Historical Financial Statements of Clinton County Bio Energy, L.L.C. as of and for the year ended June 30, 2007.

99.3	Investor Presentation.

99.4	News Release dated September 27, 2007.

99.5	News Release dated September 28, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman and Chief Executive Officer

Date:  September 28, 2007

Exhibit Index

Exhibit	Description

10.1	Securities Purchase Agreement between Nova Biosource Fuels, Inc. and the purchasers named therein.

10.2	Registration Rights Agreement between Nova Biosource Fuels, Inc. and the purchasers named therein.

10.3

Indenture among the Company, the Guarantors set forth therein, Nova Holding Seneca LLC, a wholly-owned subsidiary of the Company, and The Bank of New York Trust Company, N.A., a national banking association, as trustee (including the note and guarantee attached thereto).

99.1	Selected Unaudited Pro Forma Combined Financial Data of Clinton County Bio Energy, L.L.C. and Nova Biosource Fuels, Inc. as of and for the year ended July 31, 2007.

99.2	Audited Historical Financial Statements of Clinton County Bio Energy, L.L.C. as of and for the year ended June 30, 2007.

99.3	Investor Presentation.

99.4	News Release dated September 27, 2007.

99.5	News Release dated September 28, 2007.